EXHIBIT 99.1

OMEGA REFINING, LLC

OMEGA REFINING, LLC

FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of Omega Refining, LLC

We have audited the accompanying balance sheets of Omega Refining, LLC (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations and member’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omega Refining, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado
July 16, 2014

OMEGA REFINING, LLC

BALANCE SHEETS

	December 31,
	2013	2012

ASSETS
Current Assets:
Cash and cash equivalents	$2,713,040	$11,500
Accounts receivable, net	1,273,279	580,351
Inventory	9,134,282	17,689,919
Prepaid expenses	671,950	567,725
Other assets	–	51,075
Total current assets	13,792,551	18,900,570

Net Property and Equipment	26,929,107	24,803,364

Other Assets:
Due from affiliates	5,882	5,882
Due from member	–	20,475
Net intangible assets	83,333	102,941
Deposits	2,665,532	1,243,990
Total other assets	2,754,747	1,373,288

Total Assets	$43,476,405	$45,077,222
LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$13,356,298	$8,353,317
Accrued expenses	2,767,645	3,395,237
Current portion of capital lease	1,159,062	1,050,158
Total current liabilities	17,283,005	12,798,712

Long-Term Liabilities:
Capital lease, less current portion	4,038,127	3,490,925
Due to affiliates	13,779,617	18,109,331
Deferred interest fee	–	–
Total long-term liabilities	17,817,744	21,600,256

Total Liabilities	35,100,749	34,398,968

Commitments and Contingencies (Notes 6 and 9)

Member’s Equity	8,375,656	10,678,254

Total Liabilities and Member’s Equity	$43,476,405	$45,077,222

See accompanying notes to these financial statements

OMEGA REFINING, LLC

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY

	For the Years Ended December 31,
	2013	2012

Sales:
Oil	$2,823,618	$4,209,662
VGO	123,994,460	96,700,755
Condensate	4,598,845	2,575,489
Asphalt bottoms	8,612,463	9,043,338
Total sales	140,029,386	112,529,244

Cost of Goods Sold	122,035,970	98,078,219

Gross Profit	17,993,416	14,451,025

Operating Expenses	19,825,791	17,460,885

(Loss) from Operations	(1,832,375)	(3,009,860)

Other Income (Expenses):
Gain on redemption of member units	–	2,039,535
Loss on sale of assets	(108,863)	–
Interest expense	(361,362)	(1,467,808)
Interest income	–	114,773
Total other income (expenses)	(470,225)	686,500

Net Loss	(2,302,600)	(2,323,360)

Member’s Equity, beginning of year	10,678,256	13,001,614

Member’s Equity, end of year	$8,375,656	$10,678,254

See accompanying notes to these financial statements

OMEGA REFINING, LLC

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2013	2012

Cash Flows from Operating Activities:
Net loss	$(2,302,600)	$(2,323,360)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,207,783	1,991,710
Bad debt expense	6,450	130,000
Loss on sale of assets	108,863	–
Impairment losses	3,599,040	–
Gain on redemption of member units	–	(2,039,535)
Changes in net assets and liabilities:
Increase in accounts receivable	(699,377)	(109,176)
(Increase) decrease in inventory	7,255,960	(4,940,772)
Increase in prepaid expenses	(104,224)	(301,479)
Increase in deposits and other assets	(1,370,466)	(391,263)
Increase in accounts payable and accrued expenses	3,655,390	8,282,238
Net cash provided by operating activities	12,356,819	298,363

Cash Flow from Investing Activities:
Purchase of property and equipment	(5,025,908)	(8,786,675)
Proceeds from sale of equipment	230,000	–
Net cash used in investing activities	(4,795,908)	(8,786,675)

Cash Flows from Financing Activities:
Repayments on capital lease	(1,050,132)	(526,419)
Proceeds from long-term debt	–	2,000,000
Repayments of long-term debt	–	(14,562,560)
Increase due to member	20,475	–
Net change due to/from affiliates	(3,829,714)	22,000,572
Redemption of shares	–	(3,400,000)
Issuance of shares	–	3,400,000
Deferred financing fees	–	(423,835)
Net cash provided by (used in) financing activities	(4,859,371)	8,487,758

Net Change in Cash and Cash Equivalents	2,701,540	(554)

Cash and Cash Equivalents, beginning of year	11,500	12,054

Cash and Cash Equivalents, end of year	$2,713,040	$11,500

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$361,362	$2,062,145
Equipment financed through capital lease	$1,706,239	$2,173,427

See accompanying notes to these financial statements

1.	Business and Summary of Significant Accounting Policies:

Business – Omega Refining, LLC (the “Company” or “Omega”), a Delaware limited liability company (LLC), was organized on March 19, 2008 for the purpose of operating an oil refinery located in Marrero, Louisiana.

On April 30, 2008, the Company purchased an oil refinery, inventory and other assets from an unrelated third party for $36,137,400.  Immediately following this transaction, the Company sold certain assets to Marrero Terminal, LLC (Marrero) for $25,000,000 and entered into a lease for the terminal facilities (see Note 6).  The Company also entered into a terminal agreement with the seller ending April 30, 2018.  This agreement has been assigned to Marrero.  During 2009, Marrero was sold to an unrelated company, Magellan Terminals Holdings, L. P. (Magellan).  All former Marrero agreements have been assigned to Magellan.

On March 17, 2014, the Company’s Board of Directors entered into an agreement to sell all significant corporate assets with Vertex Energy, Inc. The sale was contingent on the Company’s ability to meet certain terms, covenants, and agreements outlined in the Asset Purchase Agreement and closed on May 2, 2014.

Use of Estimates – Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Accordingly, actual results could differ from estimates.

Cash and Cash Equivalents – The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash balances at financial institutions in California.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.

Accounts Receivable – The Company extends unsecured credit to its customers in the ordinary course of business, but mitigates the associated credit risk by performing credit checks and actively pursuing past-due accounts.  Management of the Company has established an allowance for doubtful accounts based on their estimate of uncollectible accounts and is determined based on historical performance that is tracked by the Company on an ongoing basis.  Amounts determined to be uncollectible are expensed in the period such determination is made. As of December 31, 2013 and 2012, the allowance for doubtful accounts was $0 and $130,000, respectively.

Inventory – Inventory consisted of oil products and is stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).  Inventory consisted of the following at December 31:

	2013	2012

Raw materials	$5,627,133	$13,347,657
Finished goods	3,507,149	4,342,262

Total	$9,134,282	$17,689,919

Derivative Activities – The Company recognizes all derivative instruments on the balance sheet as either assets or liabilities at fair value.  Changes in the derivative’s fair value will be recognized currently in earnings unless specific hedge accounting criteria are met.  Gains and losses on derivative hedging instruments must be recorded in either other comprehensive income or current earnings, depending on the nature and designation of the instrument.

The Company is exposed to commodity price risk related to oil prices.  To mitigate this risk, the Company enters into oil forward contracts of its forecasted oil sales.  The contracts, which are placed with a major financial institution or with counter parties that management believes to be of high credit quality, may take the form of futures contracts, swaps or options.  The reference prices of these contracts are based upon crude oil futures. During 2013 and 2012, the Company had unrealized losses on oil contracts of $0 and $109,280, respectively, reflected in the statements of operations, and realized losses of $381,040 and $60,967, during 2013 and 2012, respectively, reflected in the statements of operations.

Property and Equipment – Property and equipment is recorded at cost.  Replacements and major improvements are capitalized while maintenance and repairs are charged to expense as incurred.  Upon sale or retirement, the asset cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.  Depreciation expense is recorded over the estimated useful lives of the related asset using the straight-line method.

Capitalized Interest – The Company capitalizes interest cost incurred on funds used to construct property and equipment.  The capitalized interest is recorded as part of the asset to which it relates and is amortized over the asset’s estimated useful life.

Intangible Assets – Intangible assets consisted of patents at December 31, 2013.  Intangible assets are recorded at cost and are amortized using the straight-line method over 1 to 17 years.

Generally accepted accounting principles require that the Company evaluate its amortized identified intangible and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  An undiscounted future cash flow analysis is calculated to determine if impairment exists.  If impairment is identified as a result of this evaluation, the amount of the impairment is determined by comparing the carrying value of these assets with their fair market value.  The Company has determined that there was no impairment of identified intangibles and other long-lived assets as of December 31, 2013 or 2012.

Deposits – The Company has multiple security deposits related to various leases, as well as other activities in the normal course of business.  These deposits are carried at cost.

Asset Retirement Obligations – The Company records a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to retire a tangible long-lived asset at the time the Company incurs that liability, which is generally when the asset is purchased, constructed, or leased. The Company records the liability when it has a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made.  If a reasonable estimate cannot be made at the time the liability is incurred, the Company records the liability when sufficient information is available to estimate the liability’s fair value.

The Company has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts of each refinery at the time they are retired.  However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded.  It is the Company’s practice and current intent to maintain its refinery assets and continue making improvements to those assets based on technological advances.  As a result, the Company believes that its refinery assets have indeterminate lives for purposes of estimating asset retirement obligations because dates, or ranges of dates, upon which the Company would retire refinery assets cannot reasonably be estimated.  When a date or range of dates can reasonably be estimated for the retirement of any component part of a refinery, the Company estimates the cost of performing the retirement activities and records a liability for the fair value of that cost using established present value techniques.

Advertising – The Company expenses advertising costs as incurred.  Advertising expense for the years ended December 31, 2013 and 2012 were $0 and $247, respectively.

Freight Costs – The Company includes freight costs in cost of goods sold.  Total freight and shipping expense included in cost of goods sold, excluding internal costs for the years ended December 31, 2013 and 2012, were $475,139 and $(20,359), respectively.

Income Taxes – The Company has elected to be treated as an LLC for income tax purposes.  Accordingly, taxable income and losses of the Company are reported on the income tax returns of the members of the Company’s member and no provision for federal income taxes has been recorded on the accompanying financial statements.

The Company does not believe it has taken any position in the filing of its tax returns that would be considered an uncertain tax position.  Therefore, as of December 31, 2013 and 2012, no provision has been made related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction and various states.  There are currently no federal or state income tax examinations underway for these jurisdictions.  Furthermore, the Company is no longer subject to U.S. federal income tax examinations by the Internal Revenue Service for tax years before 2010 and for state and local tax authorities for years before 2009.  The Company’s tax years of 2010 (federal) and 2009 (state) and forward are subject to examination by federal and state taxing authorities.  If applicable, the Company would recognize interest and penalties related to uncertain tax positions in operations.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash, trade receivables, trade payables, accrued liabilities, and debt in the form of capital leases.  The carrying value of cash and cash equivalents, trade receivables, trade payables, and accrued liabilities are considered to be representative of their fair market value, due to the short maturity of the instruments.  The Company believes that the carrying value of its debt approximates fair value based on credit terms currently available for similar debt.

Revenue – The Company recognizes revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured.  The Company recognizes revenues from multiple products but primarily from the sale of oil and oil related products.

Impairment Losses – Management determined in 2013 that equipment purchased in 2008 and held for future use was either obsolete or unusable.  The equipment cost was impaired by $2,299,363.  Management also determined in 2013 that the cost of asphalt inventory held for future sales was stated above estimated market future market values, and the inventory was impaired by $1,299,677.

Property and Equipment -- Property and equipment consisted of the following at December 31:

	2013	2012

Tanks and equipment	$13,072,036	$13,252,269
Equipment held for future use	–	3,387,085
Construction in progress	12,557,463	12,456,931
Equipment – capital lease	7,020,952	1,202,492
Leasehold improvements	2,539,061	589,353
Land	22,800	22,800
Equipment – office	43,313	42,873
Automobile	11,562	11,562
Total	35,267,187	30,965,365
Less accumulated depreciation	(8,338,080)	(6,162,001)

Net property and equipment	$26,929,107	$24,803,364

Depreciation expense for the years ended December 31, 2013 and 2012 was $2,188,175 and $1,681,837, respectively.

The Company incurred and capitalized interest costs related to the construction of various assets as follows for the year ended:

	2013	2012

Interest cost incurred	$899,284	$2,062,145
Interest cost capitalized	$537,922	$594,337
Interest expense, net	$361,362	$1,467,808

2.	Fair Value Measurements:

ASC 820, Fair Value Measurements, establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  This hierarchy consists of three broad levels.  Level 1 consists of unadjusted quoted prices in active markets for identical assets and has the highest priority.  Level 2 consists of significant directly observable data or significant indirectly observable data through corroboration with observable market data.  Level 3 consists of unobservable inputs and has the lowest priority.

The following are the Company’s assets and liabilities that are reported at fair value:

As of December 31, 2012	Fair Value	Level 1	Level 2	Level 3

Assets:
Derivatives	$51,075	$51,075	$–	$–

Total assets	$51,075	$51,075	$–	$–

There were no assets or liabilities reported at fair value at December 31, 2013.

3.	Intangible Assets:

Identifiable intangible assets consisted of the following at December 31, 2013:

	Gross Carrying Amount	Accumulated Amortization	Impairment	Net Carrying Amount

Amortized intangible assets:
Patent	$333,334	$(245,001)	$–	$88,333

	$333,334	$(245,001)	$–	$88,333

Identifiable intangible assets consisted of the following at December 31, 2012:

	Gross Carrying Amount	Accumulated Amortization	Impairment	Net Carrying Amount

Amortized intangible assets:
Patent	$333,334	$(230,393)	$–	$102,941

	$333,334	$(230,393)	$–	$102,941

Amortization expense for the years ended December 31, 2013 and 2012 was $19,608 and $309,874, respectively.  Estimated future amortization for intangible assets owned at December 31, 2013 is as follows:

2014	19,608
2015	19,608
2016	19,608
2017	19,608
2018	9,901

Total	$88,333

4.	Capital Leases:

Property and equipment include $7,020,952 of cost, less accumulated depreciation of $724,073, for capital leases at December 31, 2013.

Future minimum lease payments under capital leases, excluding amounts representing interest, are as follows:

Year
2014	$1,159,062
2015	931,252
2016	661,359
2017	2,445,515
Total minimum lease	5,197,188
Less current portion	(1,159,062)

Non-current	$4,038,126

5.	Equity:

Member Redemption – During 2012, the Company redeemed 22.17 Class A units from a member.  The underlying valuation assumed by the Company for purposes of the redemption was $40,000,000.  Total consideration given by the Company for the units was $8,864,728, consisting of $3,400,000 in cash and forgiveness of amounts owed by the member to the Company in the amount of $5,464,728.  Of the amounts forgiven, $2,039,535 was attributable to profits due the Company which were received directly by the member in prior years, and not previously recorded by the Company.  This amount has been recorded as other income in the statement of operations.

Membership Interests Issued – During 2012, the Company issued 8.5 Class A units to an existing member for $3,400,000.  This transaction occurred concurrently with the membership redemption described above.

6.	Operating Leases:

The Company leases operating facilities from Magellan under a noncancellable operating lease.  One lease calls for base monthly payments of $150,000 through April 2018.  The lease also requires the Company to pay a monthly operating expense subsidy as additional rent for a storage facility.  The subsidy decreases during the term of the lease.  The Company has the option to renew this lease for up to sixteen five-year periods for the same terms described above with the exception of base rent which falls to $1.00 per year and the operating subsidy is no longer required by the lease.  The Company is also responsible for all taxes and general maintenance of the facilities, as well as its proportionate share of common area maintenance expenses.

In addition, the Company entered into noncancellable leases in February and May 2012, with a five-year initial term, for additional facilities.  The lease calls for base monthly payments of $8,000 per month and increasing by $3,818 per month until the monthly payment is $50,000 per month.  Monthly payments are then $50,000 per month for the remainder of the initial term.  An additional lease, entered into in February 2012, calls for monthly rent of $50,000.  The leases provide for storage and terminal services, as well as leasing certain property.  The Company is responsible for taxes and general maintenance of the facilities, as well as its proportionate share of common area maintenance expenses.

During 2012, the Company entered into an agreement to lease equipment from Pacific West Equipment Finance.  The lease requires monthly payments of approximately $50,000 and ends in May 2016.

Total rent expense for all properties and equipment under operating leases was $5,360,267 for the years ended December 31, 2013.  Future minimum lease payments are as follows:

2014	$3,667,492
2015	3,667,492
2016	3,667,492
2017	2,914,220
2018	2,797,513

Total	$16,714,209

7.	Retirement Plans:

The Company’s parent, Omega Holdings Company, LLC, maintains a defined contribution retirement savings plan (the “Plan”) under IRC Section 401(k) for the benefit of substantially all employees which allows for both employee and employer contributions.  The Plan provides for employer matching contributions equal to 100% of the employee elective deferrals for the first 3% of compensation, and 50% of employee elective deferrals for the next 2% of compensation.

The Plan was adopted on June 1, 2012, and consolidated the Company’s previous IRC Section 401(k) plan.  The Company’s contributions to the Plan for the years ended December 31, 2013 and 2012 were $54,580 and $59,989, respectively.

8.	Concentrations of Credit Risk:

For the years ended December 31, 2013 and 2012, the Company had purchases from four vendors of $104,899,069 and 66,817,030, respectively, or 54% and 66%, of the total purchases for the years, respectively.  At December 31, 2013 and 2012, there were amounts due to these vendors totaling $9,690,569 and $2,581,026, respectively.

For the years ended December 31, 2013 and 2012, the Company had sales to one customer of approximately $106,426,243 and $100,028,219, respectively, or 76% and 89%, of the total sales for the years, respectively.  At December 31, 2013 and 2012, there were amounts due from the customer totaling $210,686 and $55,122, respectively.

9.	Commitments and Contingencies:

The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management and legal counsel that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.  At December 31, 2013, there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.

Omega and an affiliate entered into a Used Motor Oil Buy/Sell Contract on August 1, 2012, with an unrelated third party.  The Company is required to purchase certain minimum gallons of used motor oil per year until the contract expires on December 31, 2014.  Omega will pay a purchase price based on a discount to the Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% Sulphur per gallon for the month prior to the date the product is released plus an additional per gallon fee.  The contract is guaranteed by Omega Holdings Company, LLC.

Omega entered into a Used Motor Oil Purchase Contract on May 1, 2012, with an unrelated third party.  Omega was required to purchase certain minimum gallons of used oil per month until the contract expired on May 31, 2014.  Omega paid a purchase price based on a discount to the average low posting of Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% Sulphur per gallon of the weekly average for the week prior to the date the product was released for shipment. The contract has since expired.

Omega entered into a Used Oil Supply Contract on April 26, 2013, with an unrelated third party.  Omega was required to purchase certain minimum gallons of used motor oil per month until the contract expired on April 30, 2014.  Omega paid a purchase price based on a discount to the Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% Sulphur per gallon for the weekly average for the week prior to the date the product was received by the buyer.

Omega entered into a Used Oil Supply Contract on January 13, 2013, with an unrelated third party.  Omega is required to purchase certain minimum gallons of used motor oil per month until the contract expires on July 31, 2014.  Omega pays a purchase price based on a discount to the Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% sulphur per gallon.

Omega entered into a Used Motor Buy/Sell Contract on October 1, 2013, with Vertex Energy, Inc. (see note 1).  The Company was required to purchase certain minimum gallons of used motor oil per year until the contract expired on April 30, 2014.  Omega paid a purchase price based on a discount to the the average low posting of Platts U.S. Gulf Coast No. 6 Fuel Oil, 3% Sulphur per gallon for the weekly average prior to the product passing the point of delivery.

Minimum future payments for the above agreements are unable to be determined but are material in the aggregate.

10.	Related Parties:

The Company advances amounts to its member from time to time.  These amounts are due on demand, but are not expected to be repaid within the next 12 months.  These amounts bear no interest. The Company also pays management fees to its members, which totaled $1,620,000 and $2,028,000 for the years ended December 31, 2013 and 2012, respectively.

On August 1, 2008, the original member of the Company contributed its ownership interests to Omega Holdings Company, LLC (OHC) in exchange for 49.1 Class A units of OHC.  OHC is the sole member of the Company.

OHC also owns C2I, a seller and distributor of oil products in Golden, Colorado; Hammond, an oil product blending facility located in Hammond, Indiana; Bango Refining NV, LLC (Bango Oil), an oil re-refinery located in Fallon, Nevada; Mecca Refining, LLC (Mecca Refining), a non-operational start-up company; and SK Shares, LLC (SK Shares), an investment company located in Golden, Colorado.  Together, the above entities are known as affiliates. The Company had a due from affiliates balance of $5,882 and $5,882 at December 31, 2013 and 2012, respectively, and a due to affiliates balance of $13,779,617 and $18,109,331, respectively. Omega did not earn revenue for services performed for affiliates in 2013.